EXHIBIT 99.1
EMPLOYMENT AGREEMENT
     This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of this 22nd day of June, 2006, and retroactive to January 1, 2006, by and among Dirsamex, S.A. de C.V., a sociedad anonima de capital variable organized and in good standing under the laws of the United Mexican States (“Employer”), and Eugenio Lopez Barrios (“Executive”).
RECITALS
     A. Employer desires to employ Executive on the terms and conditions set forth herein;
     B. Executive desires to accept such employment on the terms and conditions set forth in this Agreement;
     C. Employer and Executive agree that Executive will have a prominent role in the management of the business, and the development of the goodwill, of Employer and its Affiliates (as defined below) and will establish and develop relations and contacts with the principal customers and suppliers of Employer and its Affiliates in the United States, Mexico, Latin America, Europe and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, Employer and its Affiliates.
     D. In the course of his employment with Employer, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operation of Employer and its Affiliates in the United States, Mexico, Latin America, and the rest of the world that could be used to compete unfairly with Employer and its Affiliates.
AGREEMENT
     In consideration of the promises and the mutual covenants contained in this Agreement and for other good and valuable consideration, Employer and Executive agree as follows:
     1. Agreement to Employ; No Conflicts. Upon the terms and subject to the conditions of this Agreement, Employer hereby employs Executive, and Executive hereby accepts employment by Employer. Executive represents that he is entering into this Agreement voluntarily and that his employment and compliance with the terms and conditions of this Agreement will not conflict with or result in the breach by him of any agreement to which he is a party or by which he may be bound.
     2. Term; Position and Responsibilities.
          (a) Term of Employment. Executive’s employment shall be for an unspecified term, starting from its execution date (the “Term”).

          (b) Position and Responsibilities. Initially, Executive shall serve as President of Employer and have such duties and responsibilities as are customarily assigned to individuals serving in such position and such other duties consistent with Executive’s title and position as the Board of Directors of Employer (the “Board”) specifies from time to time. Executive shall devote all of his skill, knowledge and working time to the conscientious performance of the duties and responsibilities of such position, except for (i) vacation time as set forth in Section 6(c) and absence for sickness or other similar disability and (ii) to the extent that it does not interfere with the performance of Executive’s duties hereunder and is in compliance with Executive’s covenants and obligations under Sections 8 through 13, inclusive, (x) such reasonable time as may be devoted to service on boards of directors of other corporations and entities and the fulfillment of civic responsibilities and (y) such reasonable time as may be necessary from time to time for personal financial matters.
          (c) Additional Services. Executive shall also serve in such capacities as the Board shall determine on behalf of Affiliates of Employer. It is understood that substantial amounts of Executive’s time shall be devoted to providing services to world-wide Affiliates of Employer, and Executive understands the commitment to significant travel time necessary to perform these services. Executive acknowledges that he will remain at all times under the control and direction of employer for any kind of activity or service rendered to Affiliates of Employer. The compensation described in this Agreement represents Executive’s aggregate right to compensation for services for Employer and all of its Affiliates.
          (d) Secondment. As part of Executive’s employment with employer, it is contemplated that Executive will be seconded to Jafra Cosmetics International, Inc., a Delaware corporation (“Jafra”). During any secondment, Executive will remain exclusively employed by Employer, and will participate only in benefit plans offered by Employer and not in any benefit plans or programs offered by the entity to which he is assigned.
     3. Base Salary. As compensation for the services to be performed by Executive during the Employment Period, Employer shall pay Executive a base salary at an annualized rate of $580,000, payable in installments on Employer’s regular payroll dates (the “Base Salary”). The Board shall review Executive’s base salary annually, and in its sole discretion, may increase (but may not decrease) such base salary from time to time based upon the performance of Executive, the financial condition of Employer, prevailing industry salary levels and such other factors as the Board shall consider relevant. This Base Salary is in addition to any legally required additional benefits such as holiday bonuses.
     4. Bonus. Employer may establish an annual bonus plan for its executive officers (the “Bonus Plan”). During the Employment Period, Executive shall be entitled to participate in the Bonus Plan in accordance with the generally applicable terms thereof as in effect from time to time. As of January 1, 2006, Executive is eligible for Bonus according to the terms and conditions outlined correspondence to Executive from Employer dated 16th May, 2006, a copy of which has been given to the Employee.

     5. Employee Benefits. During the Employment Period, Executive shall be entitled to participate in the pension, retirement, deferred compensation, savings, life, medical, dental, disability and other welfare benefit plans maintained by Employer for its senior executives in accordance with the terms thereof, as the same may be amended and in effect from time to time. The benefits referred to in this Section 5 shall be provided to Executive on a basis that is commensurate with Executive’s position and duties with Employer hereunder. Executive is not entitled to any benefits offered by any entity to which he is seconded or otherwise assigned.
     6. Perquisites and Expenses.
          (a) General. During the Employment Period, Executive shall be entitled to participate in all perquisite programs maintained by Employer for its senior executives, on a basis that is commensurate with Executive’s position and duties with Employer hereunder and in accordance with the terms thereof, as the same may be amended and in effect from time to time.
          (b) Business Travel, Lodging, etc. Employer shall reimburse Executive for reasonable travel, lodging, meal and other reasonable expenses incurred by him in connection with his performance of services upon submission of evidence, satisfactory to Employer, of the incurrence and purpose of each such expense and otherwise in accordance with Employer’s business travel and expense reimbursement policy applicable to its senior executives as in effect from time to time.
          (c) Vacation. Executive shall be entitled to a number of weeks of paid vacation on an annualized basis, without carryover accumulation, equal to the number of weeks of paid vacation per year applicable to senior executives of employer in accordance with its vacation policy as in effect from time to time.
          (d) Taxes. If Executive pays any foreign taxes, a reimbursement will be made to Executive. However, any foreign tax credits that Executive may accumulate for the period of his assignment will be used to offset Employer’s liabilities accumulated on his behalf. Further, in the event that Executive’s tax return indicates excess foreign tax credits which can be carried forward to future tax years or carried back to offset a prior year’s tax liability, or Executive receives a refund for payment of excess taxes, Executive agrees that he will repay to Employer tax benefits realized from the utilization of such offset.
     7. Termination of Employment.
          (a) Termination Due to Death or Disability. In the event that Executive’s employment hereunder terminates due to his death or is terminated by Employer due to Executive’s Disability (as defined below), no termination benefits shall be payable to or in respect of Executive except as provided in Section 7 (f) (ii). For purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents or is reasonably expected to prevent the performance by Executive of the essential functions of his position, with or without reasonable accommodation, for a continuous period of six months or longer.
          (b) Termination by Employer for Cause. Executive may be terminated by Employer for Cause (as defined below) during the term provided that with respect to Sections 7(b)(i), (ii) and (iv) below, Executive shall have been given prior written notice of any proposed termination of his employment for Cause, which notice specified in reasonable detail the circumstances claimed to provide the basis for such termination, and Executive shall not have made reasonable effort to correct such circumstances, satisfactory to the Board, within 30 days of receipt of such written notice. For purposes of this Agreement, “Cause” shall mean (i) the willful failure of Executive substantially to perform his duties hereunder (other than any such failure due to Executive’s physical or mental illness), (ii) Executive’s engaging in willful and serious misconduct that has caused or is reasonably expected to result in material injury to Employer or any of its Affiliates, (iii) Executive’s conviction of, or entering a plea of guilty or nolo contendere or the equivalent under Mexican law to a crime that constitutes a felony (iv) the willful and material breach by Executive of any of his obligations hereunder or under any other written agreement or covenant with Employer or any of its Affiliates, or (v) infringement of article 47 of the Federal Labor Law.
          (c) Termination by Executive for Good Reason. Executive may terminate his employment for any reason. A termination of employment by Executive for “Good Reason” shall mean a termination by Executive of his employment during the Term following the occurrence, without Executive’s consent, of any of the following events: (i) the assignment to Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties described in this Agreement, or (ii) the failure of Employer to obtain the assumption of this Agreement by any Successor (as defined below) to Employer as contemplated by Section 15, provided in any such case that within 30 days of Executive’s becoming aware of the occurrence of any such event, Executive shall have delivered written notice to Employer of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination, and Employer shall not have made reasonable effort to correct such circumstances, to the satisfaction of Executive, within 30 days of receipt of such written notice.
          (d) Termination Without Cause. A termination “Without Cause” shall mean a termination of Executive’s employment during the Term other than described in Section 7(a), (b) or (c).
          (e) Notice of Termination. Any termination of Executive’s employment during the Term pursuant to Section 7 communicated in writing stating that Executive’s employment with Employer has been or will be terminated and the specific provisions of this Section 7 under which such termination is being effected.
          (f) Payments Upon Certain Terminations.

               (i) In the event of a termination of Executive’s employment by Employer Without Cause or a termination by Executive of his employment for Good Reason during the Term, Employer shall pay to Executive (or, following his death, to Executive’s beneficiaries) his full Base Salary through the date of termination and, provided Executive executes and delivers a general release of all claims substantially in the form attached as Exhibit B to this Agreement, the following additional amounts:
          (A) his Base Salary at the rate in effect hereunder immediately prior to the termination, which shall be payable in installments on Employer’s regular payroll dates, for the period beginning on the date of termination and ending on the second anniversary of the date of termination (the “Severance Period”), plus
          (B) if the Company achieves the performance objectives established under the Bonus Plan for the Bonus Year that includes the date of termination, an amount, payable in one lump sum as soon as reasonably practicable following receipt by the Board of the consolidated financial statements of Employer for such Bonus Year, equal to the product of (1) annual incentive bonus that would have been payable to Executive for such Bonus Year pursuant to Section 4(b) under the Bonus Plan had he remained employed for the entire Bonus Year, multiplied by (2) a fraction, the numerator of which is equal to the number of days in such Bonus Year that precede the Date of Termination and the denominator of which is equal to 365, less
          (C) the amount, if any, paid or payable to Executive under the terms of any severance plan, severance policy, severance program or severance practice or pursuant to any laws, as in effect on the date of termination (a “Severance Program”). If the amounts to which Executive is eligible under Sections 7(f)(1)(A) and (B) are less than the benefits described in this Section 7(f)(I)(C), the amounts owed under this Section 7(f)(1)(C) will be reduced by the amounts owed pursuant to Section 7(f)(1)(A) and (B);
          (D) Employer shall, during the Severance Period, provide Executive continued coverage under the medical and other health plans of Employer referred to in Section 5 (the “Continued Benefits”) in which Executive was a participant immediately prior to the date of termination, subject to timely payment by Executive of all premiums, contributions and other co-payments required to be paid, during such period by senior executives of Employer and as permitted under the terms of such plans as in effect from time to time. Continued coverage under the medical and other health plans of Employer shall not be interpreted as the continuation of the employment relationship or the commencement of a new employment relationship. Executive shall not have a duty to mitigate the costs to Employer under this Section 7(f)(i), except that Continued Benefits shall be canceled to the extent of any comparable benefit coverage offered to Executive during the Severance Period by a subsequent employer or other Person (as defined below) for which Executive performs services, including but not limited to consulting services.

          (E) Employer may, at any time, pay to Executive, in a single lump sum and in satisfaction of Employer’s obligations under clauses (A) – (C) of this Section 7(f)(i).
               (ii) If Executive’s employment shall terminate upon his death or due to his Disability or if Employer shall terminate Executive’s employment for Cause or if Executive shall terminate his employment without Good Reason unless otherwise mandated by law, Employer shall pay Executive (or, in the event of his death, his beneficiaries) his full Base Salary through the date of termination. In addition, in the case of any such termination due to Executive’s death or Disability, if the Employer achieves the performance objectives established under the Bonus Plan for the Bonus Year that includes the date of termination, Employer shall pay Executive (or his beneficiaries if applicable) an amount, payable in one lump sum as soon as reasonably practicable following receipt by the Board of the consolidated financial statements of Employer for such Bonus Year, equal to the product of (1) the annual incentive bonus that would have been payable to the Executive for such Bonus Year pursuant to Section 4(b) under the Bonus Plan had he remained employed for the entire Bonus Year, multiplied by (2) a fraction, the numerator of which is equal to the number of days in such Bonus Year that precede the Date of Termination (exclusive of any time between the onset of a physical or mental disability that prevents the performance by Executive of his duties hereunder and the resulting Date of Termination) and the denominator of which is equal to 365.
               (iii) Executive shall be entitled to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of Employer in which Executive was a participant during his employment with Employer in accordance with the terms thereof, provided that (x) Executive shall not be entitled to receive any payments or benefits under any such plan, policy, program or practice providing any bonus or incentive compensation (and the provisions of this Section 7(f) shall supersede the provisions of any such plan, policy, program or practice), and (y) the amount, if any, paid or payable to Executive under the terms of any such plan, policy, program or practice relating to severance shall reduce the amounts payable under Section 7(f)(i) as provided in clause (C) thereof.
          (g) Resignation upon Termination. Effective as of any Date of Termination under this Section 7 or otherwise as of the date of Executive’s termination of employment with Employer, Executive shall resign, in writing, from all Board memberships and other positions then held by him with Employer and its Affiliates.
     8. Unauthorized Disclosure. During the period of Executive’s employment with Employer and the ten-year period following any termination of such employment, without the prior written consent of the Board or its authorized representative, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use his best efforts to consult with the Board prior to responding to any such order or subpoena, and except as required in the performance of his duties hereunder, Executive shall not disclose any confidential or proprietary trade secrets, customer lists, drawings, design, information regarding product development, marketing plans, sales plans, manufacturing plans, management organizational information (including but not limited to data and other information relating to members of the Board of Directors of Employer or any of its Affiliates, or to management of Employer or any of its Affiliates), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information (a) relating to Employer or any of its Affiliates or (b) that Employer or any of its Affiliates may receive belonging to suppliers, customers or others who do business with Employer or any of its Affiliates (collectively, “Confidential Information”) to any third person unless such Confidential Information has been previously disclosed to the public or is in the public domain (other than by reason of Executive’s breach of this Section 8).
     9. Non-Competition. During the period of Executive’s employment with Employer, Executive shall not, directly or indirectly, become employed in an executive capacity, by, engage in business with, serve as an agent or consultant to, or become a partner, member, principal or stockholder (other than a holder of less than it of the outstanding voting shares of any publicly held company) of, any Person that competes anywhere in the United States, Mexico, Latin America or Europe, with any part of the business of Parent, Employer or any of their respective Affiliates that relates to producing, marketing, manufacturing, designing, formulating, procuring or developing facial skin care or body products, color cosmetics, fragrances, health or beauty supplements or other such products or related materials. For purposes of this Section 9, the phrase employment “in an executive capacity” shall mean employment in any position in connection with which Executive has or reasonably would be viewed as having powers and authorities with respect to any other Person or any part of the business thereof that are substantially similar, with respect thereto, to the powers and authorities assigned to the executive officer or officers of Employer serving in the capacities served by Executive during the Employment Period or any superior executive officer of Employer in the By-Laws of Employer as in effect on the date hereof, a copy of the relevant portions of which has been delivered to Executive on or before the date hereof, and which Executive hereby confirms that he has reviewed.
     10. Non-Solicitation of Employees. During the period of Executive’s employment with Employer, and, following any termination thereof, for the period ending on the second anniversary of the effective date of such termination (such applicable periods collectively, the “Restriction Period”), Executive shall not, directly or indirectly, for his own account or for the account of any other Person anywhere in the United States, Mexico, Latin America or Europe, (i) solicit for employment, employ or otherwise interfere with the relationship of Employer or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for Employer or any of its Affiliates at any time during which the Executive was employed by the Employer (in the case of any such activity during such time) or during the six-month period preceding such solicitation, employment or interference (in the case of any such activity after the date of termination), other than any such solicitation or employment on behalf of Employer or any of its Affiliates during Executive’s employment with Employer, or (ii) induce any employee of Employer or any of its Affiliates who is a member of management to engage in any activity which Executive is prohibited from engaging in under any of Sections 8, 9, 10 or 11, or to terminate his or her employment with Employer.
     11. Non-Solicitation of Customers. During the Restriction Period, Executive shall not, directly or indirectly, for his own account or for the account of any other Person anywhere in the United States, Mexico, Latin America or Europe, solicit or otherwise attempt to establish any business relationship of a nature that is competitive with the business or relationship of Employer or any of their respective Affiliates with any Person throughout the world which is or was a customer, client or distributor of Employer or any of its Affiliates at any time during which Executive was employed by Employer (in the case of any such activity during such time) or during the twelve-month period preceding the date of termination (in the case of any such activity after the date of termination), other than any such solicitation on behalf of Employer or any of its Affiliates during Executive’s employment with Employer.
     12. Return of Documents. In the event of the termination of Executive’s employment for any reason, Executive shall deliver to Employer all of (a) the property of each of Employer or any of its Affiliates and (b) the documents and data of any nature and in whatever medium of each of Employer or any of its Affiliates, and he shall not take with him any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.
     13. Injunctive Relief with Respect to Covenants, Forum, Venue and Jurisdiction. Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in Sections 8, 9, 10, 11, 12 and 13 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause Employer irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that Employer shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies Employer may have.
     14. Work for Affiliated Entities. As part of Executive’s employment with Employer he may from time to time be called upon to serve as consultant to non-Mexican subsidiaries or other Affiliates of Employer or its parent corporation, or any related entity. No employment relationship shall be deemed to exist between Executive and any of these Affiliates, or with the employees or agents of these subsidiaries or related entities for any purposes under the laws of any jurisdiction. Any services which Executive might render for Employer in any foreign country shall be on behalf of and for the benefit of Employer.
     15. Assumption of Agreement. Employer shall require any Successor thereto, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to terminate his employment with Employer for Good Reason as described in Section 7 provided that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.
     16. Entire Agreement. This Agreement (including the Exhibits hereto), constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. All prior correspondence and proposals (including but not limited to summaries of proposed terms) and all prior contracts, promises, representations, understandings, arrangements and agreements relating to such subject matter (including but not limited to those made to or with Executive by any other Person) are void and superseded by this Agreement.
     17. Indemnification. Employer hereby agrees that it shall indemnify and hold harmless Executive to the fullest extent permitted by the laws of the United Mexican States law from and against any and all liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of litigation (including attorneys’ fees), arising out of the employment of executive hereunder, except to the extent arising out of or based upon the gross negligence or willful misconduct of Executive. Costs and expenses incurred by Executive in defense of such litigation (including attorneys’ fees) shall be paid by Employer in advance of the final disposition of such litigation upon receipt by Employer of (a) a written request for payment, (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (c) an undertaking adequate under the law of the United Mexican States made by or on behalf of Executive to repay the amounts so paid if it shall ultimately be determined that Executive is not entitled to be indemnified by Employer under this Agreement, including but not limited to as a result of such exception.
     18. Miscellaneous.
          (a) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of parent, Employer, and their respective Successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as provided pursuant to this Section 18(a). Each of Parent and Employer may effect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (by whatever means), provided that the Successor to Employer shall expressly assume and agree to perform this Agreement in accordance with the provisions of Section 14.
          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United Mexican States without reference to principles of conflicts of law.

          (c) Taxes. Employer may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment and social insurance taxes, as shall be required by law.
          (d) Amendments. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board or a person authorized thereby and is agreed to in writing by Executive and, in the case of any such modification, waiver or discharge affecting the rights or obligations of Parent, is approved by the Board of Directors or Parent or a person authorized thereby. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.
          (e) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
          (f) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):
(A)	If to Employer, to Jafra Worldwide Holdings (Lux) S.aR.L.:

2451 Townsgate Road Westlake Village, California 91361 Attention: General Counsel

(B)	If to Executive, to him at his residential address as currently on file with Employer.
          (g) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.
          (h) Certain Definitions.

          “Affiliate”: with respect to any Person, means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.
          “Control”: with respect to any Person, means the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.
          “Person”: any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.
          “Subsidiary”: with respect to any Person, each corporation or other Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.
          “Successor”: of a Person means a Person that succeeds to the first Person’s assets and liabilities by merger, liquidation, dissolution or otherwise by operation of law, or a Person to which all or substantially all the assets and/or business of the first Person are transferred.

     IN WITNESS WHEREOF, Parent and Employer have duly executed this Agreement by their authorized representatives, and Executive has hereunto set his hand, in each case effective as of the date first above written.

Executive

Name: Eugenio Lopez Barrios

Dirsamex, S.A. de C.V.
By:
Ron Clark

Jafra Worldwide Holdings (Lux) S.aR.L.
By:
Wolfgang Bahlmann

12